   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 20, 1997

                                            REGISTRATION STATEMENT NO. 333-34679
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                AMENDMENT NO. 7

                                       TO

                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------
                        AFFILIATED MANAGERS GROUP, INC.
             (Exact name of Registrant as specified in its charter)

             DELAWARE                             6719                            04-32-18510
   (State or other jurisdiction       (Primary Standard Industrial             (I.R.S. Employer
 of incorporation or organization)     Classification Code Number)            Identification No.)

                            ------------------------

                      TWO INTERNATIONAL PLACE, 23RD FLOOR
                          BOSTON, MASSACHUSETTS 02110
                                 (617) 747-3300
  (Address, including zip code, and telephone number, including area code, of
                    Registrant's principal executive office)

                            ------------------------

                                WILLIAM J. NUTT
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                        AFFILIATED MANAGERS GROUP, INC.
                      TWO INTERNATIONAL PLACE, 23RD FLOOR
                          BOSTON, MASSACHUSETTS 02110
                                 (617) 747-3300
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                            ------------------------

                                   COPIES TO:

            MARTIN CARMICHAEL III, P.C.                             DAVID B. HARMS, ESQ.
            GOODWIN, PROCTER & HOAR LLP                             SULLIVAN & CROMWELL
                   Exchange Place                                     125 Broad Street
            Boston, Massachusetts 02109                           New York, New York 10004
                   (617) 570-1000                                      (212) 558-4000

                            ------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the Registration Statement becomes effective.

                            ------------------------

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ ]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ] ______________

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ______________

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.
================================================================================

                                EXPLANATORY NOTE

     This Amendment No. 7 to the Affiliated Managers Group, Inc. Registration Statement on Form S-1 is being filed for the purpose of filing an Exhibit.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION (1)

     The following table sets forth the estimated expenses payable by the Company in connection with this offering (excluding underwriting discounts and commissions):

                               NATURE OF EXPENSE                                AMOUNT
    -----------------------------------------------------------------------   ----------
    SEC Registration Fee...................................................   $   56,107
    NYSE Filing Fee........................................................       95,100
    NASD Filing Fee........................................................       19,015
    Accounting Fees and Expenses...........................................      800,000
    Legal Fees and Expenses................................................      400,000
    Printing Expenses......................................................      300,000
    Blue Sky Qualifications Fees and Expenses..............................       25,000
    Transfer Agent's Fee...................................................        2,000
    Miscellaneous..........................................................       20,278
                                                                              ----------
         TOTAL.............................................................   $1,717,500

---------------

(1) The amounts set forth above, except for the SEC, NYSE and NASD fees, are in each case estimated.

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     In accordance with Section 145 of the General Corporation Law of the State of Delaware, Article VII of the Company's Third Amended and Restated Certificate of Incorporation provides that no director of the Company shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) in respect of certain unlawful dividend payments or stock redemptions or repurchases, or (iv) for any transaction from which the director derived an improper personal benefit. In addition, the Certificate provides that if the Delaware General Corporation Law is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

     Article V of the Company's Amended and Restated By-laws provides for indemnification by the Company of its directors, officers and certain non-officer employees under certain circumstances against expenses (including attorneys fees, judgments, fines and amounts paid in settlement) reasonably incurred in connection with the defense or settlement of any threatened, pending or completed legal proceeding in which any such person is involved by reason of the fact that such person is or was an officer or employee of the Company if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to criminal actions or proceedings, if such person had no reasonable cause to believe his or her conduct was unlawful.

     Under Section 8(b) of each of the Underwriting Agreements filed as Exhibit
1.1 and Exhibit 1.2 hereto, the U.S. Underwriters and the International Underwriters have agreed to indemnify, under certain conditions, the Company, its directors, certain officers and persons who control the Company within the meaning of the Securities Act of 1933 against certain liabilities.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES

     During the past three years, the Company has issued unregistered securities to a limited number of persons, as described below. No underwriters or underwriting discounts or commissions were involved. There was no public offering in any such transaction, and the Company believes that each transaction was exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), by reason of Section 4(2) thereof, based on the private nature of the transactions and the financial sophistication of the purchasers, all of whom had access to complete information concerning the Company and acquired the securities for investment and not with a view to the distribution thereof. In addition, the Company believes that the transactions described in paragraphs (4), (5) and (7) below were exempt from the registration requirements of the Securities Act, by reason of Rule 701 thereunder.

          (1) On May 11, 1995, the Company issued an aggregate of 40,000 shares of the Company's Class A Convertible Preferred Stock (convertible into 2,000,000 shares of Common Stock) for an aggregate purchase price of 2,000,000 shares of the Company's Common Stock and $10 million to Advent VII L.P., Advent Atlantic and Pacific II L.P., Chestnut III Limited Partnership, Chestnut Capital International III Limited Partnership, Advent New York L.P., Advent Industrial II L.P. and TA Venture Investors Limited Partnership, William J. Nutt, Sean M. Healey and Richard E. Floor.

          (2) On November 7, 1995, the Company issued an aggregate of 10,448 shares of the Company's Series B-1 Voting Convertible Preferred Stock (convertible into 522,400 shares of Common Stock) for an aggregate purchase price of $7 million to Hartford Accident and Indemnity Company, Advent VII L.P., Advent Atlantic and Pacific II L.P., Chestnut III Limited Partnership, Chestnut Capital International III Limited Partnership, Advent New York L.P., Advent Industrial II L.P. and TA Venture Investors Limited Partnership, William J. Nutt, Sean M. Healey and Richard E. Floor.

          (3) On November 7, 1995, the Company issued an aggregate of 19,403 shares of the Company's Series B-2 Non-Voting Convertible Preferred Stock (convertible into 970,150 shares of Common Stock) for an aggregate purchase price of $13 million to NationsBanc Investment Corporation.

          (4) On June 27, 1996, the Company issued an aggregate of 3,703 shares of the Company's Series B-1 Voting Convertible Preferred Stock (convertible into 185,150 shares of Common Stock) for an aggregate purchase price of approximately $2.48 million to certain employees and advisers of the Company and its majority-owned subsidiaries, pursuant to the Company's 1995 Stock Purchase Plans.

          (5) In April 1995, the Company sold 200,000 shares of Restricted Common Stock to Mr. Healey for aggregate consideration of $400, and 25,000 shares of Restricted Common Stock to Mr. Michael A. Wilson for an aggregate consideration of $50, in each case, being the fair market value of such number of shares of Restricted Common Stock, as approved by the Board of Directors of the Company at that time. In August 1995, the Company sold 50,000 shares of Restricted Common Stock under the 1995 Plan to Mr. Chertavian for aggregate consideration of $100, being the fair market value of such number of shares of Restricted Common Stock as approved by the Board of Directors of the Company at that time. In March 1996, the Company sold 112,500 shares of Restricted Common Stock under the 1995 Plan, including sales of 25,000, 35,000, 25,000, 17,500 and 10,000 shares to
     Messrs. Nutt, Healey, Chertavian, Brennan and Murphy, respectively, for aggregate consideration of $500, $700, $500, $350 and $200, respectively, being the fair market value of such numbers of shares of Restricted Common Stock as approved by the Board of Directors of the Company at that time. In May 1996, the Company sold 50,000 shares of Restricted Common Stock under the 1995 Plan to Mr. Dalton for aggregate consideration of $1,000, being the fair market value of such number of shares of Restricted Common Stock as approved by the Board of Directors of the

     Company at that time. In February 1997, the Company sold 50,000 shares of Restricted Common Stock under the 1995 Plan to Mr. Girvan for aggregate consideration of $10,000, being the fair market value of such number of shares of Common Stock as approved by the Board of Directors of the Company at that time.

          (6) On January 2, 1997, the Company issued an aggregate 1,715 shares of Series B-1 Voting Convertible Preferred Stock (convertible into 85,750 shares of Common Stock) with a value of approximately $1.5 million as consideration for shares of capital stock of The Burridge Group Inc. in connection with the Company's investment in Burridge.

          (7) In May 1997, the Company granted options to purchase an aggregate of 1,850 shares of Class A Convertible Preferred Stock (convertible into an aggregate of 92,500 shares of Common Stock) having an exercise price of $455 per share (or $9.10 per underlying share of Common Stock), including options to purchase 500, 500, 200, 300, 250 and 100 shares of Class A Convertible Preferred Stock to Messrs. Nutt, Healey, Chertavian, Dalton, Brennan and Murphy, respectively.

          (8) On September 30, 1997, the Company issued an aggregate of 10,667 shares of Class D Convertible Preferred Stock (convertible into 533,331 shares of Common Stock) with a value of approximately $9.6 million in connection with the Company's investment in GeoCapital.

          (9) On October 9, 1997, the Company issued an aggregate of 5,333 shares of Series C-2 Non-Voting Convertible Preferred Stock and warrants to purchase 28,000 shares of Series C-2 Non-Voting Convertible Preferred Stock (convertible into 266,650 and 1,400,000 shares of Common Stock, respectively) for an aggregate purchase price of $30 million.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     (a) Exhibits. The following is a complete list of Exhibits filed as part of this Registration Statement.


   **1.1     Form of Underwriting Agreement
   **1.2     Form of International Underwriting Agreement
    +2.1     Purchase Agreement dated August 15, 1997 by and among the Registrant, Tweedy,
             Browne Company L.P. and the partners of Tweedy, Browne Company L.P. (excluding schedules and exhibits, which the Registrant agrees to furnish supplementally to the Commission upon request)
  **+2.2     Agreement and Plan of Reorganization dated August 15, 1997 by and among the
             Registrant, AMG Merger Sub, Inc., GeoCapital Corporation, GeoCapital, LLC and
             the stockholders of GeoCapital Corporation (excluding schedules and exhibits, which the Registrant agrees to furnish supplementally to the Commission upon request)
  **+2.3     Stock Purchase Agreement dated as of January 17, 1996 by and among the
             Registrant, First Quadrant Holdings, Inc., Talegen Holdings, Inc., certain employees of First Quadrant Corp. and the other parties identified therein
             (excluding schedules and exhibits, which the Registrant agrees to furnish supplementally to the Commission upon request)
   **2.4     Amendment to Stock Purchase Agreement by and among the Registrant, First
             Quadrant Holdings, Inc., Talegen Holdings, Inc., certain managers of First
             Quadrant Corp. and the Management Corporations identified therein, effective as of March 28, 1996
  **+2.5     Partnership Interest Purchase Agreement dated as of June 6, 1995 by and among the Registrant, Mesirow Asset Management, Inc., Mesirow Financial Holdings,
             Inc., Skyline Asset Management, L.P., certain managers of Mesirow Asset
             Management, Inc. and the Management Corporations identified therein (excluding schedules and exhibits, which the Registrant agrees to furnish supplementally to the Commission upon request)

   **2.6     Amendment, made by and among Mesirow Financial Holdings, Inc. and the
             Registrant, to Partnership Interest Purchase Agreement by and among the
             Registrant, Mesirow Asset Management, Inc., Mesirow Financial Holdings, Inc.,
             Skyline Asset Management, L.P., certain managers of Mesirow Asset Management,
             Inc. and the Management Corporations identified therein, effective as of August
             30, 1995
   **3.1     Form of Amended and Restated Certificate of Incorporation
   **3.2     Form of Amended and Restated By-laws
   **4.1     Specimen certificate for shares of Common Stock of the registrant
   **4.2     Credit Agreement dated as of September 30, 1997 by and among Chase Manhattan
             Bank and the other lenders identified therein and the Registrant (excluding schedules and exhibits, which the Registrant agrees to furnish supplementally to the Commission upon request)
   **4.3     Stock Purchase Agreement dated November 7, 1995 by and among the Registrant, TA
             Associates, NationsBank, The Hartford, and the additional parties listed on the signature pages thereto (excluding schedules and exhibits, which the Registrant agrees to furnish supplementally to the Commission upon request)
   **4.4     Preferred Stock and Warrant Purchase Agreement dated August 15, 1997 between the
             Registrant and Chase Equity Associates (excluding schedules and exhibits, which the Registrant agrees to furnish supplementally to the Commission upon request)
   **4.5     Amendment No. 1 to Preferred Stock and Warrant Purchase Agreement dated as of
             October 9, 1997 between the Registrant and Chase Equity Associates
   **4.6     Securities Purchase Agreement dated August 15, 1997 between the Registrant and
             Chase Equity Associates (excluding schedules and exhibits, which the Registrant agrees to furnish supplementally to the Commission upon request)
   **4.7     Securities Purchase Agreement Amendment No. 1 dated as of October 9, 1997 between the Registrant and Chase Equity Associates
   **5.1     Opinion of Goodwin, Procter & Hoar LLP as to the legality of the securities being offered
  **10.1     Amended and Restated Stockholders' Agreement dated October 9, 1997 by and among the Registrant and TA Associates, NationsBank, The Hartford, Chase Equity
             Associates and the additional parties listed on the signature pages thereto
    10.2     Tweedy, Browne Company LLC Limited Liability Company Agreement dated October 9,
             1997 by and among the Registrant and the other members identified therein
             (excluding schedules and exhibits, which the Registrant agrees to furnish supplementally to the Commission upon request)
  **10.3     GeoCapital, LLC Amended and Restated Limited Liability Company Agreement dated
             September 30, 1997 by and among the Registrant and the members identified therein (excluding schedules and exhibits, which the Registrant agrees to furnish supplementally to the Commission upon request)
 **+10.4     First Quadrant, L.P. Amended and Restated Limited Partnership Agreement dated
             March 28, 1996 by and among the Registrant and the partners identified therein
             (excluding schedules and exhibits, which the Registrant agrees to furnish supplementally to the Commission upon request)
  **10.5     Amendment to First Quadrant, L.P. Amended and Restated Limited Partnership
             Agreement by and among the Registrant and the partners identified therein, effective as of October 1, 1996
  **10.6     Second Amendment to First Quadrant, L.P. Amended and Restated Limited
             Partnership Agreement by and among the Registrant and the partners identified therein, effective as of December 31, 1996
  **10.7     First Quadrant U.K., L.P. Limited Partnership Agreement dated March 28, 1996 by and among the Registrant and the partners identified therein (excluding schedules and exhibits, which the Registrant agrees to furnish supplementally to the Commission upon request)

  **10.8     Skyline Asset Management, L.P. Amended and Restated Limited Partnership
             Agreement dated August 31, 1995 by and among the Registrant and the partners identified therein (excluding schedules and exhibits, which the Registrant agrees to furnish supplementally to the Commission upon request)
  **10.9     Amendment to Skyline Asset Management, L.P. Amended and Restated Limited
             Partnership Agreement by and among the Registrant and the partners identified therein, effective as of August 1, 1996
 **10.10     Second Amendment to Skyline Asset Management, L.P. Amended and Restated Limited
             Partnership Agreement by and among the Registrant and the partners identified therein, effective as of December 31, 1996
 **10.11     Affiliated Managers Group, Inc. 1997 Stock Option and Incentive Plan
 **10.13     Affiliated Managers Group, Inc. 1995 Incentive Stock Plan
 **10.14     Form of Tweedy, Browne Employment Agreement
  **11.1     Statement regarding computation of per share earnings
  **21.1     Schedule of Subsidiaries
  **23.1     Consent of Counsel (included in Exhibit 5.1 hereto)
  **23.2     Consent of Coopers & Lybrand L.L.P. (Boston)
  **23.3     Consent of Coopers & Lybrand L.L.P. (Chicago)
  **23.4     Consent of Coopers & Lybrand L.L.P. (New York)
  **23.5     Consent of KPMG Peat Marwick LLP
  **24.1     Powers of Attorney
  **27.1     Financial Data Schedule


---------------

** Previously filed.
 + Certain portions of this Exhibit have been omitted pursuant to a confidential treatment request filed with the Commission. The omitted portions have been filed separately with the Commission.

     (b) Financial Statement Schedules filed as part of this Registration Statement are as follows:

                                                                                         PAGE
                                                                                         ----
     Report of Independent Certified Accountants on Schedule..........................   S-1
     Report of Independent Certified Accountants on Schedule..........................   S-2

ITEM 17.  UNDERTAKINGS

     The undersigned registrant hereby undertakes to provide to the Underwriters at the closing specified in the Underwriting Agreements certificates in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The undersigned registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of the Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or
     (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 7 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on November 20, 1997.


                                            AFFILIATED MANAGERS GROUP, INC.

                                            By: /s/ WILLIAM J. NUTT
                                              ----------------------------------
                                              WILLIAM J. NUTT
                                              PRESIDENT, CHIEF EXECUTIVE OFFICER
                                              AND CHAIRMAN OF THE BOARD OF
                                                DIRECTORS


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 7 to this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.



              SIGNATURES                             TITLE                       DATE
  -----------------------------------  ----------------------------------  -----------------

          /s/ WILLIAM J. NUTT          President, Chief Executive Officer  November 20, 1997
  -----------------------------------  and Chairman of the Board of
            WILLIAM J. NUTT            Directors (Principal Executive
                                       Officer)

                   *                   Senior Vice President (Principal    November 20, 1997
  -----------------------------------  Financial Officer and Principal
            BRIAN J. GIRVAN            Accounting Officer)

                   *                   Director                            November 20, 1997
  -----------------------------------
           RICHARD E. FLOOR

                   *                   Director                            November 20, 1997
  -----------------------------------
            ROGER B. KAFKER

                   *                   Director                            November 20, 1997
  -----------------------------------
           P. ANDREWS MCLANE

                   *                   Director                            November 20, 1997
  -----------------------------------
           W.W. WALKER, JR.

                                       Director                            November 20, 1997
  -----------------------------------
          JOHN M.B. O'CONNOR


*By: /s/ NATHANIEL DALTON

     --------------------------------------------
     NATHANIEL DALTON, ATTORNEY-IN-FACT

                                 EXHIBIT INDEX


   **1.1     Form of Underwriting Agreement
   **1.2     Form of International Underwriting Agreement
  **+2.1     Purchase Agreement dated August 15, 1997 by and among the Registrant, Tweedy,
             Browne Company L.P. and the partners of Tweedy, Browne Company L.P. (excluding schedules and exhibits, which the Registrant agrees to furnish supplementally to the Commission upon request)
  **+2.2     Agreement and Plan of Reorganization dated August 15, 1997 by and among the
             Registrant, AMG Merger Sub, Inc., GeoCapital Corporation, GeoCapital, LLC and
             the stockholders of GeoCapital Corporation (excluding schedules and exhibits, which the Registrant agrees to furnish supplementally to the Commission upon request)
  **+2.3     Stock Purchase Agreement dated as of January 17, 1996 by and among the
             Registrant, First Quadrant Holdings, Inc., Talegen Holdings, Inc., certain employees of First Quadrant Corp. and the other parties identified therein
             (excluding schedules and exhibits, which the Registrant agrees to furnish supplementally to the Commission upon request)
   **2.4     Amendment to Stock Purchase Agreement by and among the Registrant, First
             Quadrant Holdings, Inc., Talegen Holdings, Inc., certain managers of First
             Quadrant Corp. and the Management Corporations identified therein, effective as of March 28, 1996
  **+2.5     Partnership Interest Purchase Agreement dated as of June 6, 1995 by and among the Registrant, Mesirow Asset Management, Inc., Mesirow Financial Holdings,
             Inc., Skyline Asset Management, L.P., certain managers of Mesirow Asset
             Management, Inc. and the Management Corporations identified therein (excluding schedules and exhibits, which the Registrant agrees to furnish supplementally to the Commission upon request)
   **2.6     Amendment, made by and among Mesirow Financial Holdings, Inc. and the
             Registrant, to Partnership Interest Purchase Agreement by and among the
             Registrant, Mesirow Asset Management, Inc., Mesirow Financial Holdings, Inc.,
             Skyline Asset Management, L.P., certain managers of Mesirow Asset Management,
             Inc. and the Management Corporations identified therein, effective as of August
             30, 1995
   **3.1     Form of Amended and Restated Certificate of Incorporation
   **3.2     Form of Amended and Restated By-laws
   **4.1     Specimen certificate for shares of Common Stock of the registrant
   **4.2     Credit Agreement dated as of September 30, 1997 by and among Chase Manhattan
             Bank and the other lenders identified therein and the Registrant (excluding schedules and exhibits, which the Registrant agrees to furnish supplementally to the Commission upon request)
   **4.3     Stock Purchase Agreement dated November 7, 1995 by and among the Registrant, TA
             Associates, NationsBank, The Hartford, and the additional parties listed on the signature pages thereto (excluding schedules and exhibits, which the Registrant agrees to furnish supplementally to the Commission upon request)
   **4.4     Preferred Stock and Warrant Purchase Agreement dated August 15, 1997 between the
             Registrant and Chase Equity Associates (excluding schedules and exhibits, which the Registrant agrees to furnish supplementally to the Commission upon request)
   **4.5     Amendment No. 1 to Preferred Stock and Warrant Purchase Agreement dated as of
             October 9, 1997 between the Registrant and Chase Equity Associates
   **4.6     Securities Purchase Agreement dated August 15, 1997 between the registrant and
             Chase Equity Associates (excluding schedules and exhibits, which the Registrant agrees to furnish supplementally to the Commission upon request)
   **4.7     Securities Purchase Agreement Amendment No. 1 dated as of October 9, 1997 between the Registrant and Chase Equity Associates
   **5.1     Opinion of Goodwin, Procter & Hoar LLP as to the legality of the securities being offered

  **10.1     Amended and Restated Stockholders' Agreement dated October 9, 1997 by and among the Registrant and TA Associates, NationsBank, The Hartford, Chase Capital and
             the additional parties listed on the signature pages thereto
    10.2     Tweedy, Browne Company LLC Limited Liability Company Agreement dated October 9,
             1997 by and among the Registrant and the other members identified therein
             (excluding schedules and exhibits, which the Registrant agrees to furnish supplementally to the Commission upon request)
  **10.3     GeoCapital, LLC Amended and Restated Limited Liability Company Agreement dated
             September 30, 1997 by and among the Registrant and the members identified therein (excluding schedules and exhibits, which the Registrant agrees to furnish supplementally to the Commission upon request)
 **+10.4     First Quadrant, L.P. Amended and Restated Limited Partnership Agreement dated
             March 28, 1996 by and among the Registrant and the partners identified therein
             (excluding schedules and exhibits, which the Registrant agrees to furnish supplementally to the Commission upon request)
  **10.5     Amendment to First Quadrant, L.P. Amended and Restated Limited Partnership
             Agreement by and among the Registrant and the partners identified therein, effective as of October 1, 1996
  **10.6     Second Amendment to First Quadrant, L.P. Amended and Restated Limited
             Partnership Agreement by and among the Registrant and the partners identified therein, effective as of December 31, 1996
  **10.7     First Quadrant U.K., L.P. Limited Partnership Agreement dated March 28, 1996 by and among the Registrant and the partners identified therein (excluding schedules and exhibits, which the Registrant agrees to furnish supplementally to the Commission upon request)
  **10.8     Skyline Asset Management, L.P. Amended and Restated Limited Partnership
             Agreement dated August 31, 1995 by and among the Registrant and the partners identified therein (excluding schedules and exhibits, which the Registrant agrees to furnish supplementally to the Commission upon request)
  **10.9     Amendment to Skyline Asset Management, L.P. Amended and Restated Limited
             Partnership Agreement by and among the Registrant and the partners identified therein, effective as of August 1, 1996
 **10.10     Second Amendment to Skyline Asset Management, L.P. Amended and Restated Limited
             Partnership Agreement by and among the Registrant and the partners identified therein, effective as of December 31, 1996
 **10.11     Affiliated Managers Group, Inc. 1997 Stock Option and Incentive Plan
 **10.13     Affiliated Managers Group. Inc. 1995 Incentive Stock Plan
 **10.14     Form of Tweedy, Browne Employment Agreement
  **11.1     Statement regarding computation of per share earnings
  **21.1     Schedule of Subsidiaries
  **23.1     Consent of Counsel (included in Exhibit 5.1 hereto)
  **23.2     Consent of Coopers & Lybrand L.L.P. (Boston)
  **23.3     Consent of Coopers & Lybrand L.L.P. (Chicago)
  **23.4     Consent of Coopers & Lybrand L.L.P. (New York)
  **23.5     Consent of KPMG Peat Marwick LLP
  **24.1     Powers of Attorney
  **27.1     Financial Data Schedule


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** Previously filed.
 + Certain portions of this Exhibit have been omitted pursuant to a confidential treatment request filed with the Commission. The omitted portions have been filed separately with the Commission.